EXHIBIT 8.1

December 11, 2023

Citibank Credit Card Issuance Trust

$750,000,000 5.23% Class 2023-A1 Notes of December 2025

(Legal Maturity Date December 2027)

Citiseries

Ladies and Gentlemen:

We have acted as special Federal tax counsel for Citibank, N.A. in connection with the issuance and sale of the above-captioned notes (the “Notes”) of the Citiseries. The Notes will be issued pursuant to the Second Amended and Restated Indenture dated as of September 26, 2000, as amended and restated as of August 9, 2011, and as further amended and restated as of November 10, 2016 (the “Indenture”), between Citibank Credit Card Issuance Trust, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee, and the Issuer Certificate, dated as of the date hereof, relating to the Notes (the “Terms Document”). Capitalized terms not otherwise defined herein are used as defined in the Indenture and the Terms Document.

In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Pooling and Servicing Agreement and the Series 2000 Supplement thereto, (b) the Indenture, (c) the Terms Document, (d) the Registration Statement on Form SF-3 (Registration Nos. 333-261769, 333-261769-01 and 333-261769-02), as amended, for the registration of the Collateral Certificate and the Notes under the Securities Act, (e) the prospectus dated December 4, 2023, relating to the Notes (the “Prospectus”), and (f) a specimen of the Notes.

Based upon the foregoing, we hereby confirm that the statements set forth in the Prospectus under the heading “Tax Matters” accurately describe the material Federal income tax consequences to holders of the Notes, and we hereby adopt and confirm the opinions set forth therein.

We know that we are referred to under the headings “Prospectus Summary—Tax Status”, “Tax Matters—Tax Characterization of the Notes” and “Legal Matters” in the Prospectus, and we hereby consent to such use of our name therein and to the use of this opinion for filing as an exhibit to a Current Report on Form 8-K for incorporation into the Registration Statement.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

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